    As filed with the Securities and Exchange Commission on August 3, 2001
                          Registration No. 333-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             _____________________

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                             _____________________

                                 VERISITY LTD.
            (Exact name of registrant as specified in its charter)


              Israel                                        Not Applicable

   (State or other jurisdiction of                         (I.R.S. Employer
  incorporation or organization)                        Identification Number)


                 2041 Landings Drive, Mountain View, CA  94043
       (Address of registrant's principal executive offices) (Zip Code)

                             _____________________

      Verisity Ltd. 1996 U.S. Stock Option Plan, as amended October 1999
       Verisity Ltd. 1997 Israeli Share and Stock Option Incentive Plan
                 Verisity Ltd. 1999 Israeli Share Option Plan
                 Verisity Ltd. 2000 U.S. Share Incentive Plan
                 Verisity Ltd. 2000 Israeli Share Option Plan

                           (Full title of the plans)

                                Moshe Gavrielov
                            Chief Executive Officer
                             Verisity Design, Inc.
                 2041 Landings Drive, Mountain View, CA  94043
                                (650) 934-6800
         (Name and address, including zip code, and telephone number, including area code, of agent for service)

                             _____________________

                        CALCULATION OF REGISTRATION FEE

 ==============================================================================
                             =====================

------------------------------------------------------------------------------------------------------------------------------------
Title of Each Class        Amount to Be          Proposed                 Proposed              Amount of
of Securities to be        Registered (1)        Maximum Offering         Maximum               Registration Fee
Registered                                       Price                    Aggregate Offering
                                                                          Price
------------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares,           1,359,938             $0.01 to $11.875          $16,114,609           $4,029
NIS  0.01 par  value                             (2)
per share
------------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall cover any additional Ordinary Shares which become issuable under the Verisity Ltd. (the "Registrant" or "Company") 1996 U.S. Stock Option Plan, as amended October 1999, 1997 Israeli Share and Stock Option Incentive Plan, 1999 Israeli Share Option Plan, 2000 U.S. Share Incentive Plan and 2000 Israeli Share Option Plan (pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act")) set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Ordinary Shares.
(2) Estimated solely for the purpose of calculating the amount of the registration fee. See the following table for calculation of proposed maximum aggregate offering price.

The chart below details the calculations of the proposed maximum aggregate offering price:

------------------------------------------------------------------------------------------------------------------------------------
Title of Each Class of Securities to be Registered       Amount to Be          Proposed Maximum        Proposed Maximum
                                                         Registered            Offering Price (1)      Aggregate Offering Price
------------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, NIS 0.01 par value per share,               1,000             $ 0.21                  $       210
shares issued or issuable pursuant to outstanding                               (1(a))
options under the 1996 U.S. Stock Option Plan, as
amended October 1999
------------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, NIS 0.01 par value per share,               1,000             $ 0.01                  $        10
issued or issuable pursuant to outstanding                                      (1(a))
options under the 1997 Israeli Share and Stock
Option Incentive Plan
------------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, NIS 0.01 par value per share,               1,000             $ 0.75                  $       750
issued or issuable pursuant to outstanding                                      (1(a))
options under the 1999 Israeli Share Option Plan
------------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, NIS 0.01 par value per share,             806,066             $11,875                 $ 9,572,034
reserved for future issuance under the 2000 U.S.                               (1(b))
Share Incentive Plan
------------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, NIS 0.01 par value per share,             550,872             $11,875                 $ 6,541,605
reserved for future issuance under the 2000 Israeli                            (1(b))
Share Option Plan
------------------------------------------------------------------------------------------------------------------------------------
(1)  Estimated solely for the purpose of calculating the amount of the registration fee. The proposed maximum offering price and proposed maximum aggregate offering price are based upon (a) the exercise price for shares subject to options previously granted under the Company's 1996 U.S. Stock Option Plan, as amended October 1999, 1997 Israeli Share and Stock Option Incentive Plan and
1999 Israeli Share Option Plan (pursuant to Rule 457(h) under the Act) and (b) the average of the high and low prices of the
Company's Ordinary Shares as reported on the Nasdaq National Market on July 30, 2001 for shares reserved for future issuance pursuant to the Company's 2000 U.S. Share Incentive Plan and 2000 Israeli Share Option Plan (pursuant to Rule 457(c) under the Act).
----------------------------------------------------------------------------------------------------------------------------------

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.
-------------------------------------------------

          The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this registration statement:

          (a) The Registrant's prospectus filed on March 22, 2001 pursuant to Rule 424(b) under the Act which contain audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the prospectus referred to in (a) above.

          (c) The description of the Registrant's Ordinary Shares contained in the Registrant's registration statement on Form S-1 (No. 333-45440), as amended (which is incorporated by reference into the Registrant's registration statement on Form 8-A filed on March 2, 2001 under the Exchange Act), including any amendment or report subsequently filed by the Registrant for the purpose of updating that description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Item 4.   Description of Securities.
-----------------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
------------------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
---------------------------------------------------

          As permitted by the new Companies Law of Israel (the "Companies Law"), the Registrant's articles of association contain provisions which:


     . exempt, in advance, an officer or director from liability to the Registrant for breach of his duty of care, subject to the requirements of the Companies Law;

     . indemnify an officer or director of the Registrant by reason of acts or omissions committed in his capacity as an officer or director, for:

          . monetary liabilities imposed upon him in favor of another person under a court judgment, including a compromise judgment or an arbitrator's decision approved by a court; and

          . reasonable litigation expenses, including attorney's fees, actually incurred by him or imposed upon him by a court, in an action brought against him by or on behalf of the Registrant or by other persons, or in a criminal action from which he was acquitted, or in which he was convicted if the criminal action does not require proof of criminal intent;

     . enter into a contract to insure the liability of an officer or director of the Registrant by reason of acts or omissions committed in his capacity as an officer or director of the Registrant regarding:

          . the breach of his duty of care towards the Registrant or any other person;

          . the breach of his duty of loyalty to the Registrant provided that he acted in good faith and had a reasonable basis to believe that the act would not impair the interests of Registrant; and

          . monetary liabilities which may be imposed upon him in favor of other persons.

          The Registrant's articles of association also provide for indemnification of an officer or a director either in advance or after the event; provided, that any advance undertaking to indemnify must be limited to occurrences of types which in the opinion of the board of directors can reasonably be foreseen at the time the undertaking to indemnify is given and to an amount that the board of directors determines is reasonable in such circumstances. In addition, the Companies Law provides that the Registrant may not indemnify, exempt or enter into an insurance contract which would provide coverage for the liability of an officer or a director for:

     .    a breach of his duty of loyalty, except to the extent described above;

     . a breach of his duty of care, if the breach was done intentionally, recklessly or with disregard of the circumstances of the breach or its consequences;

     . an act or omission done with the intent to unlawfully realize personal gain; or

     .    a fine or penalty against him.

          The Registrant has agreed to indemnify each of its officers or directors to the extent permitted by the Companies Law. In September 2000, the Registrant's board of directors authorized it to enter into indemnification agreements with each of its officers and directors. On October 18, 2000, these agreements were approved by the Registrant's shareholders. In general the indemnification agreements provide, subject to specified conditions and limitations and to the extent permitted under any applicable law, that the Registrant will indemnify its officers and directors for all amounts they must pay, including reasonable legal expenses, if they are involved in legal proceedings or found liable for any act or omission made in their capacity as office holders. Obligations that result from the offering of the Ordinary Shares described in this registration statement would also be covered by the indemnification agreements. The Registrant has agreed to exempt and release each of its officers and directors to the fullest extent permitted by law from liability for damages from breaches of their duty of care to it, unless the breach was intentional, reckless, for personal profit or the liability arose from a penalty or fine.

          There is no litigation pending, and neither the Registrant nor any of its directors knows of any threatened litigation, which might result in a claim for indemnification by any director or officer.

Item 7.   Exemption from Registration Claimed.
---------------------------------------------

          Not applicable.

Item 8.   Exhibits.
------------------

          Exhibit Number           Description of Document
          --------------           -----------------------

          5.1                      Opinion of Salinger & Co. Advocates.

          10.25*    Verisity Ltd. 2000 U.S. Share Incentive Plan, form of Option
                    Agreement for 2000 U.S. Share Incentive Plan and form of
                    Option Agreement for outside directors under 2000 U.S. Share
                    Incentive Plan.
          10.26*    Verisity Ltd. 1999 Israeli Share Option Plan and form of
                    Option Agreement for 1999 Israeli Share Option Plan.
          10.28*    Sub-Plan for the Issuance of Options to the Company's
                    Employees created within the framework of the 1997 Israeli
                    Share and Option Incentive Plan and form of Option Agreement for Sub-Plan.
          10.29*    1997 Israeli Share and Stock Option Incentive Plan.
          10.30*    1996 U.S. Stock Option Plan, as amended October 1999, form of Option Agreement for 1996 U.S. Stock Option Plan and form of amended Option Agreement.
          10.38*    Verisity Ltd. 2000 Israeli Share Option Plan and form of
                    Option Agreement for 2000 Israeli Share Option Plan.
          10.41*    First Amendment to Verisity Ltd. 1999 Israeli Share Option
                    Plan.
          23.1      Consent of Independent Auditors.
          23.2      Consent of Salinger & Co. Advocates (included in Exhibit 5.1 hereto).
          24.1      Power of Attorney is set forth on the signature pages.


Item 9.   Undertakings.
----------------------

          The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the

_________________________
* Incorporated by reference from the like-numbered exhibit filed with the Registrant's registration statement on Form S-1 (No. 333-45440) filed on September 8, 2000, as subsequently amended.

matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  Signatures

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 30th day of July, 2001.


                                         VERISITY LTD.

                                    By:  /s/ Moshe Gavrielov
                                         -----------------------------
                                         Moshe Gavrielov
                                         Chief Executive Officer and Director

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Moshe Gavrielov and Charles G. Alvarez as his or her true and lawful attorney-in-fact and agent, with full power of substitution for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                                    Title                                    Date
       ---------                                    -----                                    ----
/s/ Moshe Gavrielov
-------------------
Moshe Gavrielov                 Chief Executive Officer, General Manager and Director     July 30, 2001


/s/ Yoav Hollander
------------------
Yoav Hollander                  Chief Technical Officer and Director                      July 30, 2001

/s/ Charles G. Alvarez          Vice President of Finance and Administration and Chief    July 30, 2001
----------------------          Financial Officer
Charles G. Alvarez

/s/ Michael McNamara            Senior Vice President of Technology and Director          July 30, 2001
--------------------
Michael McNamara

/s/ Pierre Lamond               Director                                                  July 30, 2001
-----------------
Pierre Lamond

/s/ Zohar Zisapel               Director                                                  July 30, 2001
-----------------
Zohar Zisapel

/s/ Tali Aben                   Director                                                  July 30, 2001
-------------
Tali Aben

-------------                   Director
Amos Wilnai

                                  EXHIBIT LIST


Exhibit Number      Description of Document
--------------      -----------------------

5.1                 Opinion of Salinger & Co. Advocates.
10.25*              Verisity Ltd. 2000 U.S. Share Incentive Plan, form of Option
                    Agreement for 2000 U.S. Share Incentive Plan and form of
                    Option Agreement for outside directors under 2000 U.S. Share
                    Incentive Plan.
10.26*              Verisity Ltd. 1999 Israeli Share Option Plan and form of
                    Option Agreement for 1999 Israeli Share Option Plan.
10.28*              Sub-Plan for the Issuance of Options to the Company's
                    Employees created within the framework of the 1997 Israeli
                    Share and Option Incentive Plan and form of Option Agreement for Sub-Plan.
10.29*              1997 Israeli Share and Stock Option Incentive Plan.
10.30*              1996 U.S. Stock Option Plan, as amended October 1999, form of Option Agreement for 1996 U.S. Stock Option Plan and form of amended Option Agreement.
10.38*              Verisity Ltd. 2000 Israeli Share Option Plan and form of
                    Option Agreement for 2000 Israeli Share Option Plan.
10.41*              First Amendment to Verisity Ltd. 1999 Israeli Share
                    Option Plan.
23.1                Consent of Independent Auditors.
23.2                Consent of Salinger & Co. Advocates (included in
                    Exhibit 5.1 hereto).
24.1                Power of Attorney is set forth on the signature pages.

___________________________
* Incorporated by reference from the like-numbered exhibit filed with the Registrant's registration statement on Form S-1 (No. 333-45440) filed on September 8, 2000, as subsequently amended.